UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2024

Royale Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55912	81-4596368
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1530 Hilton Head Road, Suite 205 El Cajon, California		92019
(Address of Principal Executive Offices)		(Zip Code)

(619) 383-6600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On February 9, 2024 (the “Closing Date”), Royale Energy, Inc., a Delaware corporation (the “Company”), entered into a Secured Term Loan Note (the “Note”) with Walou Investments, LP, a Texas limited partnership (the “Initial Lender”), and any additional lender making additional loans from time to time in accordance with the provisions of the Note (an “Additional Lender” and, together with the Initial Lender, the “Lenders”), and the Initial Lender in its capacity as the administrative agent for the Lenders (“Agent”). Pursuant to the Note, the Initial Lender agreed to make an initial loan to the Company in the aggregate principal amount of $1,400,000 (the “Initial Loan”), and the Additional Lenders may make one or more additional loans (the “Additional Loans” and, together with the Initial Loan, the “Term Loans”) which, when taken together with all other loans previously made by Lenders under the Note, including the Initial Loan, will not exceed $3,000,000 in aggregate principal amount. In connection with entering into the Note, Royale Energy Funds, Inc., a California corporation and a wholly-owned subsidiary of the Company (“Mortgagor”), entered into a Deed of Trust, Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production dated February 15, 2024 with the trustee named therein and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Deed of Trust”), which covers certain assets owned by Mortgagor located in Ector County, Texas (the “Mortgaged Property”) as security for the Note.

The Initial Lender is under the direct and indirect control of Johnny Jordan, the Company’s Chief Executive Officer and a member of the Company’s Board of Directors. In addition, Mr. Jordan is the beneficial owner of 14.8% of the Company’s issued and outstanding common stock. Accordingly, the Company’s entry into the Note and Mortgagor’s entry into the Deed of Trust and the related transaction documents was reviewed and approved by the disinterested members of the Company’s Board of Directors, who determined in good faith that the terms of this transaction were on terms no less favorable to the Company than could be obtained from unrelated third parties and fair to the Company from a financial point of view, and were approved by all of the disinterested members of the Company’s Board of Directors.

Set forth below are certain material terms of the Note and the Deed of Trust:

Loan Amounts:

(1)	Initial Loan: The Initial Loan was made on or about February 9, 2024 in an aggregate principal amount equal to $1,400,000.

(2)

Additional Loans: The Company may from time to time request that Lenders make Additional Loans after the Closing Date to the Company in amounts of at least $100,000 for each Additional Loan, which Additional Loans, when taken together with all loans previously made by Lenders to the Company under the Note, including the Initial Loan and regardless of whether any previous loan has been repaid by the Company, will not cause the aggregate principal amount of the loans made under the Note to exceed $3,000,000.

Interest: The outstanding principal balance of the Term Loans will bear interest (computed on the basis of a 360-day year, actual days elapsed) at a per annum rate equal to 18.00%. The Company will make monthly interest payments starting on March 1, 2024 until the maturity date.

Prepayments: The Company may prepay the Note in whole or in part at any time without penalty or premium. Amounts borrowed by the Company under the Note and repaid or prepaid may not be reborrowed.

Maturity Date: August 1, 2025.

Collateral: The Note is secured by the Deed of Trust, which is to be recorded in Ector County, Texas and covers, among other things, certain oil and gas assets owned by the Mortgagor in Ector County, Texas.

The foregoing descriptions of the Note and the Deed of Trust are qualified in their entirety by reference to the Note and the Deed of Trust, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

Exhibit 10.1	Secured Term Loan Note dated as of February 9, 2024 among Royal Energy, Inc., as borrower, Walou Investments, LP, as administrative agent for the lenders, Walou Investments, LP, as lender.

Exhibit 10.2	Deed of Trust, Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production dated as of February 15, 2024, executed by Royal Energy Funds, Inc., as mortgagor, to Johnny Jordan, as Trustee, for the benefit of Agent, as mortgagee.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2024

ROYALE ENERGY, INC.

By:	/s/ Johnny Jordan
Johnny Jordan
Chief Executive Officer